UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2017

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On December 18, 2017, Bellerophon Therapeutics, Inc. ("Bellerophon" or the "Company") entered into an offer letter with Assaf Korner in connection with the commencement of his employment as the Chief Financial Officer ("CFO") of the Company, effective January 8, 2018.

Mr. Korner, age 40, has over 15 years of financial experience in medical device and consumer product companies. Prior to joining Bellerophon, Mr. Korner served as the Chief Financial Officer of L&R Distributors, a national consumer product distributor, since 2016. Prior to that, Mr. Korner served as the Chief Financial Officer of Iluminage Beauty, a Joint Venture between Unilever and Syneron Medical, from 2011 through 2016. Prior to Iluminage, Mr. Korner held several senior finance roles in Syneron Medical from 2005 through 2011. Prior to Syneron Medical, Mr. Korner served as a Senior Auditor at KPMG.  Mr. Korner holds an MBA from Tel-Aviv University, a Bachelor’s degree in Accounting and Economics from Haifa University and is a Certified Public Accountant.

Pursuant to the terms of his employment offer letter with the Company, Mr. Korner is employed at will, and either the Company or Mr. Korner may terminate the employment relationship for any reason, at any time. The letter provides that Mr. Korner is entitled to a $265,000 annual base salary, subject to annual review by the Company. Following the end of each calendar year, Mr. Korner is eligible to receive an annual bonus for such calendar year in accordance with the terms of the Company's management incentive program, calculated as a percentage of his annual base salary. Mr. Korner's target bonus percentage for the 2018 calendar year will be 40%. Mr. Korner’s offer letter includes the award of a one-time incentive stock options under the Company’s 2015 Equity Incentive Plan to purchase a number of shares of common stock, $0.01 par value per share, of the Company to be determined by the Compensation Committee of the Board of Directors of the Company. These options will vest in four equal installments, with the first installment vesting one year following Mr. Korner’s start date.

Mr. Korner has no family relationships with any of the executive officers or directors of the Company. Except for the offer letter described above, there are no arrangements or understandings between Mr. Korner and any other person pursuant to which he was elected as an officer of the Company. The Company is not aware of any transactions in which Mr. Korner has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: December 20, 2017	By:	/s/ Fabian Tenenbaum
Name: Fabian Tenenbaum Title: Chief Executive Officer

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